EXHIBIT 99.1
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                                                          [NEXEN LOGO OMITTED]

                         NEXEN INC. 801 - 7th Ave SW Calgary, AB Canada T2P 3P7 T 403 699-4000 F 403 699-5776 www.nexeninc.com

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N E W S   R E L E A S E

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                                                          For immediate release

     NEXEN REPORTS THIRD QUARTER RESULTS--2007 PRODUCTION GROWTH ON TRACK


THIRD QUARTER HIGHLIGHTS:

     o   PRODUCTION AFTER ROYALTIES ON TRACK TO GROW APPROXIMATELY 50% IN 2007
     o   BUZZARD PROJECT VIRTUALLY COMPLETE--FIRST OIL EXPECTED IN LATE NOVEMBER
     o   CONTINUED PROGRESS AT LONG LAKE--INCREASE IN PROJECTED COST
     o DEVELOPMENT OF HIGH DELIVERABILITY WELL AT ASPEN IN PROGRESS; ANOTHER WELL PLANNED
     o   CASH FLOW OF $2.26 PER SHARE; EARNINGS OF $0.74 PER SHARE
     o PRODUCTION BEFORE ROYALTIES AVERAGES 203,000 BOE/D; ANNUAL PRODUCTION IN 2006 EXPECTED TO AVERAGE APPROXIMATELY 220,000 BOE/D

                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                                  SEPTEMBER 30               SEPTEMBER 30
                                            -----------------------------------------------
(Cdn$ millions)                                 2006         2005         2006        2005
-------------------------------------------------------------------------------------------
Production (mboe/d)(1)
       Before Royalties(2,3)                     203          232          213         247
       After Royalties(2,3)                      148          164          155         176
Net Sales                                        997        1,121        3,016       3,013
Cash Flow from Operations(4)                     594          488        1,996       1,631
       Per Common Share ($/share)(4)            2.26         1.87         7.62        6.27
Net Income                                       193          615          520         852
       Per Common Share ($/share)               0.74         2.36         1.98        3.28
Capital Expenditures                             879          648        2,430       1,923
-------------------------------------------------------------------------------------------

1 Production includes our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.
2 Third quarter 2005 volumes include approximately 7 mboe/d before royalties and 5 mboe/d after royalties of production related to asset dispositions completed in the third quarter of 2005.
3 Year to date 2005 volumes include approximately 14 mboe/d before royalties and 11 mboe/d after royalties of production related to asset dispositions completed in the third quarter of 2005.
4 For reconciliation of this non-GAAP measure see Cash Flow from Operations on pg 7.

CALGARY, ALBERTA, OCTOBER 25, 2006 - Nexen delivered strong financial results with cash flow of $594 million and net income of $193 million in the third quarter of 2006. With oil comprising approximately 80% of our production, strong benchmark crude oil prices and narrow product quality differentials contributed to these results. In the third quarter of 2005, net income included significant gains from asset dispositions.

Earlier this year, a court of arbitration concluded that Nexen breached an obligation with respect to Block 51 in Yemen. While the amount of damages is yet to be determined, we have reduced our net income by $93 million to reflect our estimate of this liability.

OIL AND GAS PRODUCTION

                             PRODUCTION BEFORE ROYALTIES             PRODUCTION AFTER ROYALTIES
Crude Oil, NGLs and          Q3 2006             Q2 2006             Q3 2006            Q2 2006
Natural Gas (mboe/d)
-----------------------------------------------------------   ---------------------------------
Yemen                          90                   95                 50                  53
North Sea                      15                   23                 15                  23
Canada                         37                   38                 30                  31
United States                  34                   35                 29                  30
Other Countries                 7                    7                  6                   6
Syncrude                       20                   17                 18                  15
                         ----------------------------------   ---------------------------------
TOTAL                         203                  215                148                 158
                         ----------------------------------   ---------------------------------

Our third quarter production averaged 203,000 boe/d (148,000 boe/d after royalties). This was less than the second quarter due primarily to an extended maintenance turnaround at the Scott platform in the North Sea and natural declines elsewhere, offset by higher volumes at Syncrude.

Currently, we are producing approximately 212,000 boe/d. Production is expected to increase significantly in the fourth quarter with full volumes from Syncrude, the restoration of shut-in production in the Gulf of Mexico and new volumes from Aspen and Buzzard. At Syncrude, modifications to eliminate odours were completed and the expansion is now operating at capacity, increasing our share of production to approximately 25,000 bbls/d. In the Gulf of Mexico, we are restoring approximately 4,000 boe/d of production shut-in by last year's hurricanes. At Aspen, we are completing the development well drilled in the third quarter. This well is expected to come on stream before year-end. Based on results from this well, we see additional opportunities in the Aspen field and plan to sidetrack the Aspen 1 well to exploit deeper sands. In addition, we expect first production from Buzzard in late November. We expect our 2006 annual production before royalties to average approximately 220,000 boe/d (165,000 boe/d after royalties), depending upon the timing of these incremental volumes.

"This is an exciting time for Nexen," stated Charlie Fischer, Nexen's President and CEO. "With first oil from Buzzard expected before year-end and production at Long Lake next year, we are on the cusp of significant, high-margin production growth."


BUZZARD ON TRACK FOR FIRST OIL

Our Buzzard project remains on schedule and on budget. Final hook-ups and commissioning are nearing completion. We expect production to ramp up as we tie-in the initial eight development wells, reaching peak rates of approximately 85,000 boe/d, net to us, in the first half of 2007. We have a 43.2% operated working interest in Buzzard.

The facility is designed to process up to 200,000 bbls/d of oil and 60 mmcf/d of gas, including the removal of hydrogen sulphide. Based upon recent drilling results, we have experienced more well-to-well variability in the concentration of hydrogen sulphide than previously seen. We are confident that existing equipment and processes will allow us to manage this variability for at least the first two to three years of production. Over the next 6 to 12 months we will acquire additional reservoir information to determine whether additional equipment is required. If required, our preliminary analysis indicates maximum additional capital of approximately $250 million ($110 million net to Nexen).

"Low operating costs and no royalties make Buzzard a very valuable asset," said Fischer. "At peak production, we expect it to generate approximately $1.6 billion of annual pre-tax cash flow for us, assuming oil prices of US$50/bbl."

LONG LAKE PROJECT UPDATE

Our Long Lake project continues to progress well. All SAGD wells have been drilled and completed. SAGD module fabrication is complete, all modules are on site and construction is approximately 90% complete. We expect our SAGD operations to be mechanically complete near year-end, with steam injection commencing in the first quarter of 2007. Bitumen production is expected to ramp up to peak rates over a 12 to 24 month period. Upgrader module fabrication is largely complete and over 90% of the modules are on site. Construction of the upgrader is approximately 60% complete and start up remains scheduled for the second half of 2007. Peak output of premium synthetic crude oil is expected within 6 to 18 months of start up.

While construction progress has been significant, high activity in the oil sands is placing ongoing pressure on the costs of labour and services. In addition, labour productivity has been lower than anticipated, requiring a larger workforce to maintain progress. After a review of all trends, the projected cost of Long Lake has increased from $3.8 billion to $4.6 billion ($1.9 billion to $2.3 billion net to Nexen).

"Although we are seeing pressure on capital costs at Long Lake, we expect to benefit from a significant operating cost advantage ensuring attractive returns," said Fischer.

Production capacity for the first phase of Long Lake is approximately 60,000 bbls/d (30,000 bbls/d net to Nexen) of premium synthetic crude. Our plan is to expand oil sands production to approximately 240,000 bbls/d (120,000 bbls/d net to Nexen) over the next 10 years. Three additional phases of 60,000 bbls/d (30,000 bbls/d net to Nexen) are planned using the same technology and design as Long Lake. We are currently progressing Phase 2 development. We have completed the seismic and core hole drilling programs, ordered several major vessels and are finalizing regulatory applications. We continue to develop our overall execution strategy, cost estimate and project schedule.


UNCONVENTIONAL GAS

In Canada, we continue to develop coalbed methane (CBM) from Mannville coals in the Fort Assiniboine area. At the end of the third quarter, our production from this area was 13 mmcf/d, increasing to over 30 mmcf/d this winter.

"We are committed to the development of CBM," said Fischer. "We have a long-term view of this business and plan to increase our CBM production to at least 150 mmcf/d by 2011, generating attractive full-cycle rates of return at gas prices as low as $5/mcf."

During the quarter, we significantly added to our unconventional gas resource. We acquired over 100 sections of land in an emerging shale gas play in western Canada. We plan to initiate a drilling and evaluation program in 2007 to demonstrate the feasibility of this opportunity.


OFFSHORE WEST AFRICA UPDATE

On Nigeria block OPL-222, basic engineering for the Usan field development plan is complete and tendering of contracts for all major components is proceeding. The current plan consists of a floating production, storage and offloading vessel with a storage capacity to two million barrels, capable of handling peak production rates of 160,000 bbls/d of oil. The co-venturers expect to formally sanction the project following evaluation of commercial bids. Government approval for contract award is expected to follow thereafter. Exploration and appraisal of additional opportunities on the block continues. We have a 20% interest in this exploration and development program.

DRILLING UPDATE

In the Gulf of Mexico, our Ringo exploration well on Mississippi Canyon Block 546 encountered approximately 150 feet of net gas pay. We are evaluating a single well development tie-back to nearby facilities which could be on stream in early 2008. Our current estimate of the recoverable resource is between 60 and 170 bcfe and we have a 50% operated working interest.

Elsewhere in the Gulf, we will complete the development of our Wrigley gas discovery on Mississippi Canyon Block 506 and expect to have this on stream in early 2007. At Alaminos Canyon Block 856, we are evaluating development options after completing a two-well exploration drilling program earlier this year. This block is located approximately 240 miles south of Houston and is immediately west of the Great White discovery. We have a 30% non-operated interest in the block. At Knotty Head on Green Canyon 512, we are proceeding with facility and subsurface studies. Access to rigs remains limited in the Gulf and we continue to work with partners to find a rig to complete the appraisal of the field.

In the fourth quarter, we plan to continue our exploration program, drilling one well in the Gulf of Mexico, three to five in the North Sea, one to two in Yemen and two in Colombia.

"We are well positioned for the future," stated Fischer. "Buzzard and Long Lake provide significant growth in the short-term. But the growth does not stop there. We have a portfolio of world-class assets such as Knotty Head in the Gulf, OPL-222 offshore West Africa, and CBM and oil sands leases in Canada that are expected to provide production growth and create shareholder value well into the next decade."


SODERGLEN WIND POWER PROJECT

During the quarter, we commenced power production at the Soderglen wind farm. The 70 megawatt wind farm is located southwest of Fort Macleod, Alberta. The project consists of 47 wind towers each with a 1.5 megawatt turbine. We have a 50% non-operated interest in the project.

"The Soderglen wind power project was completed on time and under budget," stated Fischer. "At full capacity it will produce enough green energy to power approximately 25,000 homes."


CAPITAL UPDATE

During the first nine months of the year, we have invested $2.4 billion in capital projects. For the full year, we expect capital spending to be between $3.2 and $3.4 billion compared to an initial budget of $2.9 billion. The increase is due to additional investment at Long Lake and Aspen, and for unconventional gas.


QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.05 per common share payable January 1, 2007 to shareholders of record on December 11, 2006.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and offshore West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity and environmental protection.

For further information, please contact:
KEVIN FINN
Vice President, Investor Relations
(403) 699-5166

GRANT DREGER, CA
Manager, Investor Relations
(403) 699-5273

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7

CONFERENCE CALL

Charlie Fischer, President and CEO, and Marvin Romanow, Executive Vice President and CFO, will host a conference call to discuss our third quarter financial and operating results and expectations for the future.

Date:    October 25, 2006
Time:    7:00 a.m. Mountain Time (9:00 a.m. Eastern Time)

To listen to the conference call, please call one of the following:

416-406-6419 (Toronto)
888-575-8232 (North American toll-free)
800-6578-9868 (Global toll-free)

A replay of the call will be available for two weeks starting at 9:00 a.m. Mountain Time, by calling 416-695-5800 (Toronto) or 800-408-3053 (toll-free) passcode 3200873 followed by the pound sign.

A live and on demand webcast of the conference call will be available at www.nexeninc.com.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS, AND INCLUDE STATEMENTS RELATING TO FUTURE PRODUCTION ASSOCIATED WITH OUR COALBED METHANE, ASPEN, LONG LAKE, SYNCRUDE, NORTH SEA, WEST AFRICA AND OTHER PROJECTS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; RESULTS OF LITIGATION, ARBITRATION OR REGULATORY PROCEEDINGS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY TERRORISTS, INSURGENT OR OTHER GROUPS, OR OTHER ARMED CONFLICT, INCLUDING CONFLICT BETWEEN STATES. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND
MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE FUTURE PRICES, FUTURE PRODUCTION LEVELS, FUTURE COST RECOVERY OIL REVENUES FROM OUR YEMEN OPERATIONS, FUTURE CAPITAL EXPENDITURES AND THEIR ALLOCATION TO EXPLORATION AND DEVELOPMENT ACTIVITIES, FUTURE ASSET DISPOSITIONS, FUTURE SOURCES OF FUNDING FOR OUR CAPITAL PROGRAM, FUTURE DEBT LEVELS, FUTURE CASH FLOWS, FUTURE DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, EXPECTED FINDING AND DEVELOPMENT COSTS, EXPECTED OPERATING COSTS, FUTURE DEMAND FOR CHEMICALS PRODUCTS, FUTURE EXPENDITURES AND FUTURE ALLOWANCES RELATING TO ENVIRONMENTAL MATTERS AND DATES BY WHICH CERTAIN AREAS WILL BE DEVELOPED OR WILL COME ON-STREAM, AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2005 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO US INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES",

"PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES. PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE.

CAUTIONARY NOTE TO CANADIAN INVESTORS - NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101-- STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). HOWEVER, THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) HAVE GRANTED US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10-K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2005 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

NEXEN INC.
FINANCIAL HIGHLIGHTS
                                                                 Three Months              Nine Months
                                                              Ended September 30       Ended September 30
(Cdn$ millions)                                                   2006      2005          2006       2005
---------------------------------------------------------------------------------------------------------
Net Sales (1)                                                     997      1,121         3,016      3,013
Cash Flow from Operations (1)                                     594        488         1,996      1,631
     Per Common Share ($/share)                                  2.26       1.87          7.62       6.27
Net Income (1)                                                    193        615           520        852
     Per Common Share ($/share)                                  0.74       2.36          1.98       3.28
Capital Expenditures (2)                                          879        648         2,430      1,923
Net Debt (3)                                                    4,151      3,585         4,151      3,585
Common Shares Outstanding (millions of shares)                  262.3      260.9         262.3      260.9
                                                              -------------------------------------------

(1) 2005 includes discontinued operations as discussed in Note 16 to our Unaudited Consolidated Financial Statements.
(2) Includes oil and gas development, exploration, and expenditures for other property, plant and equipment.
(3) Net debt is defined as long-term debt less net working capital (excluding future income tax assets).

CASH FLOW FROM OPERATIONS (1)
                                                                Three Months             Nine Months
                                                             Ended September 30       Ended September 30
(Cdn$ millions)                                                  2006      2005          2006       2005
--------------------------------------------------------------------------------------------------------
Oil & Gas and Syncrude
     Yemen (2)                                                   223        288          688         693
     Canada (3)                                                   56        114          188        309
     United States                                               172        177          446        503
     United Kingdom                                               83         47          385        167
     Other Countries                                              25         11           75         38
     Marketing                                                    41       (144)         285        (48)
     Syncrude                                                     85         82          175        169
                                                             -------------------------------------------
                                                                 685        575        2,242      1,831
Chemicals                                                         20         21           66         70
                                                             -------------------------------------------
                                                                 705        596        2,308      1,901
Interest and Other Corporate Items                               (75)      (106)        (179)      (237)
Income Taxes (4)                                                 (36)        (2)        (133)       (33)
                                                             -------------------------------------------
Cash Flow from Operations (1)                                    594        488        1,996      1,631
                                                             ===========================================

(1) Defined as cash flow from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other and excludes items of a non-recurring nature. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt. Cash flow from operations may not be comparable with the calculation of similar measures for other companies.

    RECONCILIATION OF CASH FLOW FROM OPERATIONS                          Three Months        Nine Months
                                                                            Ended              Ended
                                                                        September 30        September 30
    (Cdn$ millions)                                                    2006      2005      2006      2005
    ------------------------------------------------------------------------------------------------------
    Cash Flow from Operating Activities                                 676       642     1,784     1,675
    Changes in Non-Cash Working Capital                                (212)     (216)       92      (120)
    Other                                                                16        79        43       127
    Amortization of Premium for Crude Oil Put Options                   (20)      (17)      (57)      (51)
    Provision for Non-Recurring Arbitration                             134         -       134         -
                                                                      ------------------------------------
    Cash Flow from Operations                                           594       488     1,996     1,631
                                                                      ====================================

    Weighted-average Number of Common Shares Outstanding (millions of 262.3     260.6     262.0     260.1
    shares)
                                                                      ------------------------------------
    Cash Flow from Operations Per Common Share ($/share)               2.26      1.87      7.62      6.27
                                                                      ====================================

(2) After in-country cash taxes of $76 million for the three months ended September 30, 2006 (2005 - $93 million) and $224 million for the nine months ended September 30, 2006 (2005 - $222 million).
(3) 2005 includes discontinued operations as discussed in Note 16 to our Unaudited Consolidated Financial Statements.
(4) Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)

                                                                Three Months             Nine Months
                                                             Ended September 30       Ended September 30
                                                                 2006      2005          2006       2005
--------------------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                       90.5     113.7          96.0      114.4
     Canada (2)                                                  19.2      26.3          20.7       31.8
     United States                                               16.7      18.5          17.9       23.3
     United Kingdom                                              12.8       9.4          15.2       11.3
     Other Countries                                              6.7       5.3           6.4        5.5
   Syncrude (3) (mbbls/d)                                        20.5      17.2          17.6       15.2
                                                             -------------------------------------------
                                                                166.4     190.4         173.8      201.5
                                                             -------------------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                                   106       112           105        132
     United States                                                105       122           111        123
     United Kingdom                                                11        14            22         19
                                                             -------------------------------------------
                                                                  222       248           238        274
                                                             -------------------------------------------

Total Production (mboe/d)                                         203       232           213        247
                                                              ==========================================


PRODUCTION VOLUMES (AFTER ROYALTIES)

                                                                Three Months             Nine Months
                                                             Ended September 30       Ended September 30
                                                                 2006      2005          2006       2005
--------------------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                       49.5      61.2          51.8       60.9
     Canada (2)                                                  14.6      19.7          16.2       24.5
     United States                                               14.6      16.2          15.7       20.6
     United Kingdom                                              12.8       9.4          15.2       11.3
     Other Countries                                              6.2       4.9           5.8        5.2
   Syncrude (3) (mbbls/d)                                        18.2      17.0          15.8       15.0
                                                             -------------------------------------------
                                                                115.9     128.4         120.5      137.5
                                                             -------------------------------------------
Natural Gas (mmcf/d)
     Canada  (2)                                                   90        95            89        105
     United States                                                 89       103            94        104
     United Kingdom                                                11        14            22         19
                                                             -------------------------------------------
                                                                  190       212           205        228
                                                             -------------------------------------------

Total Production (mboe/d)                                         148       164           155        176
                                                              ==========================================

Notes:
(1) We have presented production volumes before royalties as we measure our performance on this basis consistent with other Canadian oil and gas companies.
(2) Includes the following production from discontinued operations. See Note 16 to our Unaudited Consolidated Financial Statements.

                                                                     Three Months          Nine Months
                                                                         Ended                Ended
                                                                     September  30         September 30
                                                                   2006        2005      2006      2005
    ---------------------------------------------------------------------------------------------------
    Before Royalties
      Crude Oil and NGLs (mbbls/d)                                    -         4.3         -       9.0
      Natural Gas (mmcf/d)                                            -          13         -        32
    After Royalties
      Crude Oil and NGLs (mbbls/d)                                    -         3.3         -       7.0
      Natural Gas (mmcf/d)                                            -           9         -        22
                                                                 --------------------------------------

(3) Considered a mining operation for US reporting purposes.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                                                                         TOTAL
                                                 Quarters - 2006                           Quarters - 2005                YEAR
                                      -------------------------------------- ---------------------------------------- ---------
(all dollar amounts in Cdn$ unless
noted)                                              1st       2nd       3rd       1st        2nd       3rd       4th      2005
-------------------------------------------------------------------------------------------------------------------------------
PRICES:
WTI Crude Oil (US$/bbl)                           63.48     70.70     70.48     49.85      53.17     63.52     59.78     56.58
Nexen Average - Oil (Cdn$/bbl)                    63.11     72.90     73.06     51.33      55.45     68.99     60.89     58.98
NYMEX Natural Gas (US$/mmbtu)                      7.87      6.67      6.14      6.48       6.95      9.69     12.86      8.99
Nexen Average - Gas (Cdn$/mcf)                     8.71      6.68      6.39      6.98       7.39      9.68     12.18      8.89
-------------------------------------------------------------------------------------------------------------------------------
NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                                       -         -         -      11.5       12.0       4.7         -       7.1

Price Received ($/bbl)                                -         -         -     55.37      58.06     67.04         -     58.55
Royalties & Other                                     -         -         -     12.08      10.98     14.75         -     12.69
Operating Costs                                       -         -         -      9.77       6.29      6.45         -      7.97
-------------------------------------------------------------------------------------------------------------------------------
Netback                                               -         -         -     33.52      40.79     45.84         -     37.89
-------------------------------------------------------------------------------------------------------------------------------
CANADA - HEAVY OIL
Sales (mbbls/d)                                    21.9      20.1      19.0      22.7       22.1      21.2      21.1      21.8

Price Received ($/bbl)                            30.00     51.67     52.95     26.15      30.87     47.53     34.41     34.62
Royalties & Other                                  6.25     11.38     12.55      6.05       8.47     11.80      7.96      8.17
Operating Costs                                   11.47     11.66     12.61     10.55      10.86     11.42     12.55     10.40
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           12.28     28.63     27.79      9.55      11.54     24.31     13.90     16.05
-------------------------------------------------------------------------------------------------------------------------------
CANADA - TOTAL OIL
Sales (mbbls/d)                                    21.9      20.1      19.0      34.2       34.1      25.9      21.1      28.9

Price Received ($/bbl)                            30.00     51.67     52.95     35.99      40.47     51.05     34.41     40.51
Royalties & Other                                  6.25     11.38     12.55      8.12       9.39     12.39      7.96      9.28
Operating Costs                                   11.47     11.66     12.61     10.29       9.25     10.53     12.55      9.80
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           12.28     28.63     27.79     17.58      21.83     28.13     13.90     21.43
-------------------------------------------------------------------------------------------------------------------------------
CANADA - NATURAL GAS
Sales (mmcf/d)                                      106       104       106       143        141       111       102       124

Price Received ($/mcf)                             7.65      6.21      5.78      5.80       6.30      8.19     10.75      7.51
Royalties & Other                                  1.17      0.89      0.90      1.17       1.21      1.26      1.63      1.33
Operating Costs                                    1.27      1.33      1.33      0.71       0.74      0.80      1.21      1.00
-------------------------------------------------------------------------------------------------------------------------------
Netback                                            5.21      3.99      3.55      3.92       4.35      6.13      7.91      5.18
-------------------------------------------------------------------------------------------------------------------------------
YEMEN
Sales (mbbls/d)                                   102.6      94.5      88.8     115.0      112.6     116.8     108.3     113.2

Price Received ($/bbl)                            68.32     76.86     76.08     54.38      58.08     72.04     63.39     62.07
Royalties & Other                                 32.73     34.60     34.80     27.08      26.30     33.20     28.06     28.71
Operating Costs                                    3.88      4.39      4.53      3.33       3.72      3.46      4.03      3.63
In-country Taxes                                   7.20      9.46      9.29      5.67       6.91      8.61      7.47      7.17
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           24.51     28.41     27.46     18.30      21.15     26.77     23.83     22.56
-------------------------------------------------------------------------------------------------------------------------------
SYNCRUDE
Sales (mbbls/d)                                    14.8      17.4      20.5      11.4       16.9      17.2      16.3      15.5

Price Received ($/bbl)                            69.95     79.50     77.53     65.15      66.93     78.93     70.79     71.00
Royalties & Other                                  6.68      7.95      8.54      0.65       0.65      0.78      0.72      0.71
Operating Costs                                   40.12     27.84     21.69     39.91      20.76     23.22     28.36     26.95
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           23.15     43.71     47.30     24.59      45.52     54.93     41.71     43.34
-------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                                                                         TOTAL
                                                 Quarters - 2006                           Quarters - 2005                YEAR
                                      -------------------------------------- ---------------------------------------- ---------
(all dollar amounts in Cdn$ unless
noted)                                              1st       2nd       3rd       1st        2nd       3rd       4th      2005
-------------------------------------------------------------------------------------------------------------------------------
UNITED STATES
Crude Oil:
   Sales (mbbls/d)                                 19.3      17.8      16.7      28.5       23.0      18.4      18.9      22.2
   Price Received ($/bbl)                         63.73     70.23     70.23     50.90      54.96     68.30     60.32     57.63
Natural Gas:
   Sales (mmcf/d)                                   120       107       105       127        120       122        98       116
   Price Received ($/mcf)                          9.06      7.51      7.18      8.32       9.01     11.57     13.95     10.56
Total Sales Volume (mboe/d)                        39.3      35.6      34.1      49.6       43.0      38.7      35.2      41.6

Price Received ($/boe)                            58.97     57.60     56.35     50.48      54.54     68.91     71.14     60.26
Royalties & Other                                  7.96      7.62      7.42      6.48       7.31      9.60      9.47      8.06
Operating Costs                                    8.47      7.00      8.42      4.91       5.70      6.95      8.47      6.35
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           42.54     42.98     40.51     39.09      41.53     52.36     53.20     45.85
-------------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM
Crude Oil:
   Sales (mbbls/d)                                 17.6      17.9      13.8      17.5       11.7      10.4      15.6      13.8
   Price Received ($/bbl)                         69.02     73.24     77.73     54.53      59.02     65.87     64.75     60.55
Natural Gas:
   Sales (mmcf/d)                                    24        29        10        26         15        13        30        21
   Price Received ($/mcf)                         11.82      5.52      5.57      6.92       5.45      4.84     11.26      7.86
Total Sales Volume (mboe/d)                        21.5      22.8      15.4      21.9       14.3      12.6      20.6      17.3

Price Received ($/boe)                            69.37     64.59     73.13     51.92      54.31     59.39     65.42     57.83
Royalties & Other                                     -         -         -         -          -         -         -         -
Operating Costs                                   11.24      9.59     15.12     12.59      21.69     19.30      9.95     14.90
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           58.13     55.00     58.01     39.33      32.62     40.09     55.47     42.93
-------------------------------------------------------------------------------------------------------------------------------
OTHER COUNTRIES
Sales (mbbls/d)                                     5.8       6.6       6.7       5.6        6.2       5.3       6.3       5.9

Price Received ($/bbl)                            58.81     69.63     74.05     46.63      53.70     65.82     72.75     59.96
Royalties & Other                                  4.71      5.92      6.33      3.68       6.01      5.07      5.96      5.23
Operating Costs                                    2.27      2.74      2.55      2.32       9.27      3.20      7.03      5.55
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           51.83     60.97     65.17     40.63      38.42     57.55     59.76     49.18
-------------------------------------------------------------------------------------------------------------------------------
COMPANY-WIDE
Oil and Gas Sales (mboe/d)                        223.5     214.5     202.1     261.6      250.4     235.2     225.2     243.0

Price Received ($/boe)                            61.11     66.78     66.82     49.55      53.45     67.09     62.97     57.97
Royalties & Other                                 18.04     18.95     19.25     14.94      15.22     20.21     16.66     16.70
Operating Costs                                    8.78      8.21      8.72      6.94       7.18      7.21      8.18      7.36
In-country Taxes                                   3.31      4.17      4.08      2.49       3.10      4.28      3.59      3.34
-------------------------------------------------------------------------------------------------------------------------------
Netback                                           30.98     35.45     34.77     25.18      27.95     35.39     34.54     30.57
-------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions, except per share amounts

                                                                            Three Months               Nine Months
                                                                          Ended September 30        Ended September 30
                                                                             2006       2005          2006         2005
-----------------------------------------------------------------------------------------------------------------------
REVENUES AND OTHER INCOME
    Net Sales                                                                 997      1,094         3,016        2,859
    Marketing and Other (Note 15)                                             287         20         1,089          329
    Gain on Dilution of Interest in Chemicals Business (Note 2)                 -        193             -          193
                                                                        -----------------------------------------------
                                                                            1,284      1,307         4,105        3,381
                                                                        -----------------------------------------------
EXPENSES
    Operating                                                                 229        221           702          650
    Depreciation, Depletion, Amortization and Impairment                      244        256           770          748
    Transportation and Other (Note 17)                                        333        197           796          569
    General and Administrative                                                 60        342           385          647
    Exploration                                                                82         32           231          164
    Interest (Note 8)                                                          15         19            35           84
                                                                        -----------------------------------------------
                                                                              963      1,067         2,919        2,862
                                                                        -----------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                         321        240         1,186          519
                                                                        -----------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                   112         95           357          255
    Future (Note 19)                                                           13       (71)          297          (141)
                                                                        -----------------------------------------------
                                                                              125         24           654          114
                                                                        -----------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS
   BEFORE NON-CONTROLLING INTERESTS                                           196       216           532           405
    Net Income Attributable to Non-Controlling Interests                        3         5            12             5
                                                                        -----------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                                         193       211           520           400
    Net Income from Discontinued Operations (Note 16)                           -       404              -          452

                                                                        -----------------------------------------------

NET INCOME                                                                    193       615           520           852
                                                                        ===============================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 13)                                                       0.74          0.81         1.98         1.54
                                                                        ===============================================

    Diluted (Note 13)                                                     0.72          0.79         1.93         1.51
                                                                        ===============================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 13)                                                       0.74          2.36         1.98         3.28
                                                                        ===============================================

    Diluted (Note 13)                                                     0.72          2.30         1.93         3.21
                                                                        ===============================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions, except share amounts

                                                                                      September 30      December 31
                                                                                              2006             2005
--------------------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                                 31               48
      Restricted Cash and Margin Deposits                                                      110               70
      Accounts Receivable (Note 4)                                                           2,667            3,151
      Inventories and Supplies (Note 5)                                                        736              504
      Future Income Tax Assets                                                                 512                -
      Other                                                                                     79               51
                                                                                    --------------------------------
         Total Current Assets                                                                4,135            3,824
                                                                                    --------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $5,930 (December 31, 2005 - $5,468) (Note 7)                         10,962            9,594
    FUTURE INCOME TAX ASSETS                                                                   148              410
    DEFERRED CHARGES AND OTHER ASSETS (Note 6)                                                 287              398
    GOODWILL                                                                                   363              364
                                                                                    --------------------------------

                                                                                            15,895           14,590
                                                                                    ================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 8)                                                           117                -
      Accounts Payable and Accrued Liabilities                                               3,532            3,710
      Accrued Interest Payable                                                                  37               55
      Dividends Payable                                                                         13               13
                                                                                    --------------------------------
         Total Current Liabilities                                                           3,699            3,778
                                                                                    --------------------------------

    LONG-TERM DEBT (Note 8)                                                                  4,075            3,687
    FUTURE INCOME TAX LIABILITIES                                                            2,454            1,960
    ASSET RETIREMENT OBLIGATIONS (Note 9)                                                      644              590
    DEFERRED CREDITS AND OTHER LIABILITIES (Note 10)                                           447              479
    NON-CONTROLLING INTERESTS (Note 2)                                                          80               88

    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:       Unlimited
        Outstanding:      2006 - 262,306,663 shares                                            809              732
                          2005 - 261,140,571 shares
      Contributed Surplus                                                                        3                2
      Retained Earnings                                                                      3,916            3,435
      Cumulative Foreign Currency Translation Adjustment                                      (232)            (161)
                                                                                    --------------------------------
         Total Shareholders' Equity                                                          4,496            4,008
                                                                                    --------------------------------

COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 17)                                         15,895           14,590
                                                                                    ================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions

                                                                                Three Months               Nine Months
                                                                              Ended September 30       Ended September 30
                                                                               2006         2005         2006        2005
--------------------------------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
    Net Income from Continuing Operations                                       193          211          520         400
    Net Income from Discontinued Operations                                       -          404            -         452
    Charges and Credits to Income not Involving Cash (Note 14)                  205         (142)       1,168         666
    Exploration Expense                                                          82           32          231         164
    Changes in Non-Cash Working Capital (Note 14)                               212          216          (92)        120
    Other                                                                       (16)         (79)         (43)       (127)
                                                                          ------------------------------------------------
                                                                                676          642        1,784       1,675

FINANCING ACTIVITIES
    Proceeds from (Repayment of) Term Credit Facilities, Net                    136         (329)         551         (67)
    Proceeds from Long-Term Debt                                                  -            -            -       1,253
    Repayment of Long-Term Debt                                                   -         (577)           -      (1,818)
    Proceeds from (Repayment of) Short-Term Borrowings, Net                      37          (48)         122         (99)
    Dividends on Common Shares (Note 12)                                        (13)         (13)         (39)        (39)
    Issue of Common Shares and Exercise of Stock Options                          4           11           41          51
    Net Proceeds from Canexus Initial Public Offering (Note 2)                    -          301            -         301
    Proceeds from Term Credit Facilities of Canexus, Net (Notes 2 and 8)          6          173            4         173
    Other                                                                        (7)         (19)         (21)        (35)
                                                                          ------------------------------------------------
                                                                                163         (501)         658       (280)

INVESTING ACTIVITIES
    Capital Expenditures
      Exploration and Development                                              (844)        (624)      (2,330)     (1,869)
      Proved Property Acquisitions                                               (9)         (15)         (12)        (21)
      Chemicals, Corporate and Other                                            (26)          (9)         (88)        (33)
    Business Acquisitions, Net of Cash Acquired (Note 3)                          -            -          (78)          -
    Proceeds on Disposition of Assets                                             -          904           25         911
    Changes in Restricted Cash and Margin Deposits                              (52)        (210)         (40)       (210)
    Changes in Non-Cash Working Capital (Note 14)                                56          (81)         115         (54)
    Other                                                                       (18)           -          (22)          7
                                                                          ------------------------------------------------
                                                                               (893)         (35)      (2,430)     (1,269)


EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND CASH EQUIVALENTS                                                         (1)          (8)         (29)          1
                                                                          ------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (55)          98          (17)        127

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                  86          102           48          73
                                                                          ------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                        31          200           31         200
                                                                          ================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions

                                                                                Three Months               Nine Months
                                                                             Ended September 30        Ended September 30
                                                                               2006        2005          2006        2005
--------------------------------------------------------------------------------------------------------------------------
COMMON SHARES
    Balance at Beginning of Period                                              799          694          732         637
    Issue of Common Shares                                                        2            4           28          24
    Exercise of Stock Options                                                     2            7           13          27
    Previously Recognized Liability Relating to Stock Options Exercised           6           14           36          31
                                                                           -----------------------------------------------
    Balance at End of Period                                                    809          719          809         719
                                                                           ===============================================

CONTRIBUTED SURPLUS
    Balance at Beginning of Period                                                3            1            2           -
    Stock-Based Compensation Expense                                              -            -            1           1
                                                                           -----------------------------------------------
    Balance at End of Period                                                      3            1            3           1
                                                                           ===============================================

RETAINED EARNINGS
    Balance at Beginning of Period                                            3,736        2,546        3,435       2,335
    Net Income                                                                  193          615          520         852
    Dividends on Common Shares (Note 12)                                        (13)         (13)         (39)        (39)
                                                                           -----------------------------------------------
    Balance at End of Period                                                  3,916        3,148        3,916       3,148
                                                                           ===============================================

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENT
    Balance at Beginning of Period                                             (230)         (82)        (161)       (105)
    Translation Adjustment, Net of Income Taxes                                  (2)        (101)         (71)        (78)
                                                                           -----------------------------------------------
    Balance at End of Period                                                   (232)        (183)        (232)       (183)
                                                                           ===============================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted

1.   ACCOUNTING POLICIES

Our Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The impact of significant differences between Canadian and United States (US) GAAP on the Unaudited Consolidated Financial Statements is disclosed in Note 21. In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at September 30, 2006 and the results of our operations and our cash flows for the three and nine months ended September 30, 2006 and 2005.

We make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to accruals, litigation, environmental and asset retirement obligations, income taxes and determination of proved reserves, on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates. The results of operations and cash flows for the three and nine months ended September 30, 2006 are not necessarily indicative of the results of operations or cash flows to be expected for the year ending December 31, 2006.

The note disclosure requirements for annual consolidated financial statements provide additional disclosure to that required for interim consolidated financial statements. Accordingly, these Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K. The accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K.

RECLASSIFICATION
Certain comparative figures have been reclassified to ensure consistency with current period presentation.

2.   CANEXUS INCOME FUND

In June 2005, our board of directors approved a plan to monetize our chemicals operations through the creation of an income trust and the issuance of trust units in an initial public offering. This initial public offering closed on August 18, 2005, with Canexus Income Fund (Canexus) issuing 30 million units at a price of $10 per unit for gross proceeds of $300 million ($284 million, net of underwriters' commissions).

Concurrent with the closing of the offering, Canexus acquired a 36.5% interest in Canexus Limited Partnership (Canexus LP) using the net proceeds from the initial public offering. Canexus LP acquired Nexen's chemicals business for approximately $1 billion, comprised of the net proceeds from Canexus' initial public offering and $200 million (US$167 million) of bank debt, plus the issuance of 52.3 million exchangeable limited partnership units (Exchangeable LP Units) of Canexus LP. At that time, the Exchangeable LP Units held by Nexen represented a 63.5% interest in Canexus LP.

The Exchangeable LP Units held by Nexen are exchangeable on a one-for-one basis for trust units of Canexus. As a result, the Exchangeable LP Units owned by Nexen were exchangeable into 52.3 million trust units which represented 63.5% of the outstanding trust units of Canexus assuming exchange of the Exchangeable LP Units.

On September 16, 2005, the underwriters of the initial public offering exercised a portion of their over-allotment option to purchase 1.75 million trust units at $10 per unit for gross proceeds of $18 million ($17 million, net of underwriters' commissions). As a result, Nexen exchanged 1.75 million of its Exchangeable LP Units for $17 million in net proceeds. After this exchange, Nexen has a 61.4% interest in Canexus LP represented by 50.5 million Exchangeable LP Units. The initial public offering, together with the exercise of the over-allotment, resulted in total net proceeds to Nexen of $301 million.

These transactions diluted our interest in our chemicals operations. As a result of this dilution, we recorded a gain of $193 million during the third quarter of 2005.

Our interest in Canexus LP is greater than 50%. As a result, we have the right to nominate a majority of the members of the board of Canexus Limited, the corporation with responsibility for the strategic management and operational decisions of Canexus and Canexus LP. Nexen has nominated two representatives to the 10-member board of Canexus Limited. Since we have retained effective control of our chemicals business, the results, assets and liabilities of this business have been included in these financial statements. The non-Nexen ownership interests in our chemicals business are shown as non-controlling interests.

During the three and nine month periods ended September 30, 2006, $7 million and $21 million respectively, of distributions were paid to non-Nexen ownership interests.

3.   BUSINESS ACQUISITIONS

We completed minor business acquisitions in the first half of 2006 for consideration of $78 million, net of cash acquired. These acquisitions were accounted for using the purchase method of accounting and we recorded goodwill of $12 million.

4.   ACCOUNTS RECEIVABLE

                                                                      September 30     December 31
(Cdn$ millions)                                                               2006            2005
---------------------------------------------------------------------------------------------------
Trade
    Marketing                                                                2,029           2,400
    Oil and Gas                                                                537             614
    Chemicals and Other                                                         53              48
                                                                     ------------------------------
                                                                             2,619           3,062
Non-Trade                                                                       58              96
                                                                     ------------------------------
                                                                             2,677           3,158
Allowance for Doubtful Accounts                                                (10)             (7)
                                                                     ------------------------------
Total                                                                        2,667           3,151
                                                                     ==============================
5.   INVENTORIES AND SUPPLIES

                                                                      September 30     December 31
(Cdn$ millions)                                                               2006            2005
---------------------------------------------------------------------------------------------------
Finished Products
    Marketing                                                                  549            320
    Oil and Gas                                                                  3             11
    Chemicals and Other                                                         13             15
                                                                     ------------------------------
                                                                               565             346
Work in Process                                                                  5               6
Field Supplies                                                                 166            152
                                                                     ------------------------------
Total                                                                          736            504
                                                                     ==============================
6.       DEFERRED CHARGES AND OTHER ASSETS

                                                                      September 30     December 31
(Cdn$ millions)                                                               2006            2005
---------------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts (Note 11)                             124            232
Deferred Financing Costs                                                        60             63
Crude Oil Put Options (Note 11)                                                 25              4
Asset Retirement Remediation Fund (Note 9)                                      13             14
Other                                                                           65             85
                                                                     ------------------------------
Total                                                                          287             398
                                                                     ==============================

7.   SUSPENDED WELL COSTS

The following table shows the changes in capitalized exploratory well costs included in property, plant and equipment during the nine month period ended September 30, 2006 and the year ended December 31, 2005, and does not include amounts that were initially capitalized and subsequently expensed in the same period.

                                                                      September 30     December 31
(Cdn$ millions)                                                               2006            2005
---------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                                 252             116
    Additions to Capitalized Exploratory Well Costs Pending the
      Determination of Proved Reserves                                         198             174
    Capitalized Exploratory Well Costs Charged to Expense                      (34)            (27)
    Transfers to Wells, Facilities and Equipment Based on
      Determination of Proved Reserves                                          (8)             (3)
    Effects of Foreign Exchange                                                (10)             (8)
                                                                     ------------------------------
Balance at End of Period                                                       398             252
                                                                     ==============================

The following table shows the aging of capitalized exploratory well costs based on the date drilling was completed and the number of projects for which exploratory well costs have been capitalized for a period greater than one year since the completion of drilling.

                                                                      September 30     December 31
(Cdn$ millions)                                                               2006            2005
---------------------------------------------------------------------------------------------------
    Capitalized for a Period of One Year or Less                               248            165
    Capitalized for a Period of Greater than One Year                          150             87
                                                                     ------------------------------
Balance at End of Period                                                       398            252
                                                                     ==============================
Number of Projects that have Exploratory Well Costs Capitalized
    for a Period Greater than One Year                                           6              3
                                                                     ------------------------------

As at September 30, 2006, we have exploratory costs that have been capitalized for more than one year relating to our interest in an exploratory block, offshore Nigeria ($79 million), our interests in three exploratory blocks in the Gulf of Mexico ($49 million), our coalbed methane exploratory activities in Canada ($15 million) and an exploratory block in the North Sea ($7 million). Exploratory costs offshore Nigeria were first capitalized in 1998 and we have subsequently drilled a further seven successful wells on the block. The joint venture partners have finalized pre-development design studies and have submitted a field development plan for government approval. When final regulatory approvals are received and the project has been sanctioned, we will book proved reserves. We have capitalized costs related to successful wells drilled in 2004, 2005 and 2006 in the Gulf of Mexico, and in Canada, we have capitalized exploratory costs relating to our coalbed methane projects. We have additional drilling activities planned for our exploratory block in the North Sea. We are continuing to assess all of these wells and projects, and we are working with our partners to prepare development plans.

8.   LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                      September 30     December 31
(Cdn$ millions)                                                               2006            2005
---------------------------------------------------------------------------------------------------
Canexus LP Term Credit Facilities (US$151 million drawn)                       168             171
Term Credit Facilities (US$475 million drawn)                                  530               -
Debentures, due 2006 (1)                                                        91              93
Medium-Term Notes, due 2007                                                    150             150
Medium-Term Notes, due 2008                                                    125             125
Notes, due 2013 (US$500 million)                                               558             583
Notes, due 2015 (US$250 million)                                               279             292
Notes, due 2028 (US$200 million)                                               223             233
Notes, due 2032 (US$500 million)                                               558             583
Notes, due 2035 (US$790 million)                                               880             921
Subordinated Debentures, due 2043 (US$460 million)                             513             536
                                                                    -------------------------------
                                                                             4,075           3,687
                                                                    ===============================

Note:
(1) Includes $50 million of principal that was effectively converted through a currency exchange contract to US$37 million.

(a)  INTEREST EXPENSE

                                                         Three Months             Nine Months
                                                      Ended September 30       Ended September 30
(Cdn$ millions)                                        2006         2005         2006        2005
--------------------------------------------------------------------------------------------------
Long-Term Debt                                           72           65          199         197
Other                                                     5            3           15          12
                                                   -----------------------------------------------
                                                         77           68          214         209
   Less: Capitalized                                    (62)         (49)        (179)       (125)
                                                   -----------------------------------------------
Total                                                    15           19           35          84
                                                   ===============================================

Capitalized interest relates to and is included as part of the cost of our oil and gas and Syncrude properties. The capitalization rates are based on our weighted-average cost of borrowings.

(b)  SHORT-TERM BORROWINGS

Nexen has uncommitted, unsecured credit facilities of approximately $631 million, $117 million of which was drawn at September 30, 2006 (December 31, 2005 - nil). We have also utilized $149 million of these facilities to support outstanding letters of credit at September 30, 2006 (December 31, 2005 - $468 million). Interest is payable at floating rates. The weighted average interest rate on our short-term borrowings was 5.5% for the three months ended September 30, 2006 (2005 - 3.9%) and 5.3% for the nine months ended September 30, 2006 (2005- 3.4%).

(c)  TERM CREDIT FACILITIES

At September 30, 2006, we had committed, unsecured term credit facilities of $3.4 billion, which are available to 2011. At September 30, 2006, US$475 million ($530 million) was drawn on these facilities (December 31, 2005 - nil). Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime loans, US-dollar base rate loans or British pound call-rate loans. Interest is payable monthly at floating rates. The weighted average interest rate on our term credit facilities was 5.8% for the three months ended September 30, 2006 (2005 - 3.8%) and 5.7% for the nine months ended September 30, 2006 (2005 - 3.7%). At September 30, 2006, $199 million of these facilities were utilized to support outstanding letters of credit (December 31, 2005 - $250 million).

9.   ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our property, plant and equipment for the nine months ended September 30, 2006 and the year ended December 31, 2005, are as follows:

                                                                  September 30      December 31
(Cdn$ millions)                                                           2006             2005
------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                             611              468
    Obligations Assumed with Development Activities                         53               72
    Obligations Discharged with Disposed Properties                         (2)             (37)
    Expenditures Made on Asset Retirements                                 (25)             (34)
    Accretion                                                               28               26
    Revisions to Estimates                                                  (2)             138
    Effects of Foreign Exchange                                              2              (22)
                                                                 -------------------------------
Balance at End of Period (1,2)                                             665              611
                                                                 ===============================

Notes:
(1) Obligations due within 12 months of $21 million (December 31, 2005 - $21 million) have been included in accounts payable and accrued liabilities.
(2) Obligations relating to our oil and gas activities amount to $616 million (December 31, 2005 - $564 million) and obligations relating to our chemicals business amount to $49 million (December 31, 2005 - $47 million).


Our total estimated undiscounted asset retirement obligations amount to $1,627 million (December 31, 2005 - $1,471 million). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.7%. Approximately $74 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

In connection with the sale of our chemicals business in 2005 to Canexus LP, we contributed $14 million to a remediation fund which is being used for asset retirement obligations associated with the assets sold. We have included this on our Unaudited Consolidated Balance Sheet as deferred charges and other assets.

We own interests in assets for which the fair value of the asset retirement obligations cannot be reasonably determined because the assets currently have an indeterminate life and we cannot determine when remediation activities would take place. These assets include our interest in Syncrude's upgrader and sulphur pile. The estimated future recoverable reserves at Syncrude are significant and given the long life of this asset, we are unable to determine when asset retirement activities would take place. Furthermore, at present, the Syncrude plant can continue to run indefinitely with ongoing maintenance activities. The retirement obligations for these assets will be recorded in the first year in which the lives of the assets are determinable.

10.  DEFERRED CREDITS AND OTHER LIABILITIES

                                                                    September 30    December 31
(Cdn$ millions)                                                             2006           2005
------------------------------------------------------------------------------------------------
Deferred Transportation                                                       99             87
Long-Term Marketing Derivative Contracts (Note 11)                            93            124
Fixed-Price Natural Gas Contracts (Note 11)                                   80            128
Capital Lease Obligations                                                     45              9
Defined Benefit Pension Obligations                                           44             39
Stock-Based Compensation Liability                                            42             53
Other                                                                         44             39
                                                                   -----------------------------
Total                                                                        447            479
                                                                   =============================

11.  DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE AND FINANCIAL INSTRUMENTS

The carrying value, fair value, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities are:

(Cdn$ millions)                                   SEPTEMBER 30, 2006                    DECEMBER 31, 2005
---------------------------------------------------------------------------- --------------------------------
                                          Carrying      Fair   Unrecognized  Carrying    Fair   Unrecognized
                                             Value     Value    Gain/(Loss)     Value   Value    Gain/(Loss)
                                          ---------------------------------- --------------------------------
Commodity Price Risk
    Non-Trading Activities
      Crude Oil Put Options                     25        25              -         4       4            -
      Fixed Price Natural Gas Contracts       (101)     (101)             -      (175)   (175)           -
      Natural Gas Swaps                        (13)      (13)             -        29      29            -

    Trading Activities
      Crude Oil and Natural Gas                284       284              -       161     161            -
      Future Sale of Gas Inventory               -        85             85         -     (35)         (35)

Foreign Currency Risk
    Non-Trading Activities                      10        10              -        14      14            -
    Trading Activities                           -         -              -         8       8            -
                                          ---------------------------------- --------------------------------
Total Derivatives                              205       290             85        41       6          (35)
                                          ================================== ================================

Financial Assets and Liabilities
      Long-Term Debt                        (4,075)   (4,156)           (81)   (3,687) (3,863)        (176)
                                          ================================== ================================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. The carrying value of cash and cash equivalents, restricted cash and margin deposits, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.

(b)  COMMODITY PRICE RISK MANAGEMENT


NON-TRADING ACTIVITIES

We generally sell our crude oil and natural gas under short-term market based contracts.

CRUDE OIL PUT OPTIONS
In 2006, we purchased WTI crude oil put options to provide a base level of price protection without limiting our upside to higher prices. These options establish an annual average WTI floor price of US$50/bbl in 2007 on 105,000 bbls/d at a cost of $26 million. In 2004, we purchased WTI crude oil put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options established an annual average WTI floor price of US$43/bbl in 2005 and US$38/bbl in 2006 at a cost of $144 million. The 2005 WTI crude oil put options were not used and have expired. The 2006 and 2007 WTI crude oil put options are stated at fair value on our balance sheet. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

                                     Notional                         Average            Fair
                                      Volumes         Term              Price           Value
----------------------------------------------------------------------------------------------
                                     (bbls/d)                        (US$/bbl) (Cdn$ millions)
WTI Crude Oil Put Options              30,000         2006                 39               -
                                       20,000         2006                 38               -
                                       10,000         2006                 36               -
                                      105,000         2007                 50              25
                                                                               ---------------
                                                                                           25
                                                                               ===============

FIXED-PRICE NATURAL GAS CONTRACTS AND NATURAL GAS SWAPS
In July and August 2005, we sold certain Canadian oil and gas properties and we retained fixed-price natural gas sales contracts that were previously associated with those properties. Since these contracts are no longer used in the normal course of our oil and gas operations, they have been marked-to-market and are included in the Unaudited Consolidated Balance Sheet. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                     Notional                         Average            Fair
                                      Volumes            Term           Price           Value
----------------------------------------------------------------------------------------------
                                       (Gj/d)                           ($/Gj) (Cdn$ millions)
Fixed-Price Natural Gas Contracts      15,514     2006 - 2007     2.28 - 2.47             (21)
                                       15,514     2007 - 2010     2.47 - 2.77             (80)
                                                                               ---------------
                                                                                         (101)
                                                                               ===============

Following the sale of the Canadian oil and gas properties, we entered into natural gas swaps to economically hedge our exposure to the fixed-price natural gas sales contracts. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                     Notional                         Average            Fair
                                      Volumes            Term           Price           Value
----------------------------------------------------------------------------------------------
                                       (Gj/d)                           ($/Gj) (Cdn$ millions)
Natural Gas Swaps                      15,514     2006 - 2007    9.17 - 10.59              (9)
                                       15,514     2007 - 2010            7.60              (4)
                                                                               ---------------
                                                                                          (13)
                                                                               ===============

TRADING ACTIVITIES

CRUDE OIL AND NATURAL GAS
We enter into physical purchase and sales contracts as well as financial commodity contracts to enhance our price realizations and lock in our margins. The physical and financial commodity contracts (derivative contracts) are stated at market value. The $284 million fair value of the derivative contracts at September 30, 2006 is included in the Unaudited Consolidated Balance Sheet and any change is included in marketing and other in the Unaudited Consolidated Statement of Income.

FUTURE SALE OF GAS INVENTORY
We have certain NYMEX futures contracts and swaps in place, which effectively lock in our margins on the future sale of our natural gas inventory in storage. We have designated, in writing, some of these derivative contracts as cash flow hedges of the future sale of our storage inventory. As a result, gains and losses on these designated futures contracts and swaps are recognized in net income when the inventory in storage is sold. The principal terms of these outstanding contracts and the unrecognized gains at September 30, 2006 are:

                                         Hedged                            Average     Unrecognized
                                        Volumes              Month           Price             Gain
----------------------------------------------------------------------------------------------------
                                        (mmbtu)                         (US$/mmbtu)  (Cdn$ millions)
NYMEX Natural Gas Futures            27,190,000       January 2007           10.61               85
                                                                                    ----------------
                                                                                                 85
                                                                                    ================

(c)  FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

NON-TRADING ACTIVITIES

                                                                                                       Fair
                                                          Amount           Term          Rate         Value
--------------------------------------------------------------------------------------------------------------
                                                                                 (for US$1.00) (Cdn$ millions)
Foreign Currency Call Options - Buzzard (i)    (pound)24 million           2006          2.00             -
Canadian Dollar Call Options - Canexus (ii)         US$5 million    2006 - 2007          0.85             1
Foreign Currency Swap (iii)                        US$37 million           2006         0.736             9
                                                                                               ---------------
                                                                                                         10
                                                                                               ===============

(i)  FOREIGN CURRENCY CALL OPTIONS - BUZZARD
Our Buzzard development project in the North Sea creates foreign currency exposure as a portion of the capital costs are denominated in British pounds and Euros. To reduce our exposure to fluctuations in these currencies relative to the US dollar, we purchased foreign currency call options in early 2005, which effectively set a ceiling on most of our British pound and Euro spending exposure from March 2005 through to the end of 2006. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(ii) CANADIAN DOLLAR CALL OPTIONS - CANEXUS
The operations of Canexus are exposed to changes in the US-dollar exchange rate as a portion of its sales are denominated in US dollars. Canexus LP purchased Canadian dollar call options to reduce this exposure to fluctuations in the Canadian-US dollar exchange rate. Canexus LP has the right to sell US$5 million monthly and purchase Canadian dollars at an exchange rate of US$0.85 until January 2007. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(iii)    FOREIGN CURRENCY SWAP
We occasionally use derivative instruments to effectively convert cash flows from Canadian to US dollars and vice versa. At September 30, 2006, we held a foreign currency derivative instrument that obligates us and the counterparty to exchange principal and interest amounts. In November 2006, we will pay US$37 million and receive Cdn$50 million. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

TRADING ACTIVITIES

Our sales and purchases of crude oil and natural gas are generally transacted in or referenced to the US dollar, as are most of the financial commodity contracts used by our marketing group. We enter into forward contracts to sell US dollars. When combined with certain commodity sales contracts, either physical or financial, these forward contracts allow us to lock in our margins on the future sale of crude oil and natural gas. The fair value of our US dollar forward contracts (September 30, 2006 - $nil) is included in the Unaudited Consolidated Balance Sheet. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(d)  TOTAL CARRYING VALUE OF DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Amounts related to derivative contracts held by our marketing operation are equal to fair value as we use mark-to-market accounting. The amounts are as follows:

                                                                                     September 30    December 31
(Cdn$ millions)                                                                              2006           2005
-----------------------------------------------------------------------------------------------------------------
Accounts Receivable                                                                           718            382
Deferred Charges and Other Assets (1)                                                         124            232
                                                                                    -----------------------------
    Total Derivative Contract Assets                                                          842            614
                                                                                    =============================

Accounts Payable and Accrued Liabilities                                                      465            321
Deferred Credits and Other Liabilities (1)                                                     93            124
                                                                                    -----------------------------
    Total Derivative Contract Liabilities                                                     558            445
                                                                                    =============================

    Total Derivative Contract Net Assets (2)                                                  284            169
                                                                                    =============================

Notes:
(1) These derivative contracts settle beyond 12 months and are considered non-current.
(2) Comprised of $284 million (2005 - $161 million) related to commodity contracts and $nil (2005 - $8 million) related to US-dollar forward contracts and swaps.

Our exchange-traded derivative contracts are subject to margin deposit requirements. We have margin deposits of (pound)10 million ($22 million) at September 30, 2006 (December 31, 2005 - nil), which have been included in restricted cash and margin deposits on our Unaudited Consolidated Balance Sheet.

12.  SHAREHOLDERS' EQUITY DIVIDENDS

Dividends per common share for the three months ended September 30, 2006 were $0.05 (2005 - $0.05). Dividends per common share for the nine months ended September 30, 2006 were $0.15 (2005 - $0.15).

13.  EARNINGS PER COMMON SHARE

We calculate basic earnings per common share from continuing operations using net income from continuing operations divided by the weighted-average number of common shares outstanding. We calculate basic earnings per common share using net income and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                        Three Months             Nine Months
                                                                     Ended September 30       Ended September 30
(millions of shares)                                                  2006         2005         2006        2005
-----------------------------------------------------------------------------------------------------------------
Weighted-Average Number of Common Shares Outstanding                 262.3        260.6        262.0       260.1
Shares Issuable Pursuant to Stock Options                             13.6         12.9         14.1        13.8
Notional Shares to be Purchased from Proceeds of Stock Options        (7.1)        (6.4)        (7.2)       (8.6)
                                                                   ----------------------------------------------
Weighted-Average Number of Diluted Common Shares Outstanding         268.8        267.1        268.9       265.3
                                                                   ==============================================

In calculating the weighted-average number of diluted common shares outstanding for the three and nine months ended September 30, 2006 and 2005, all options were included because their exercise price was less than the quarterly average common share market price in the period. During the periods presented, outstanding stock options were the only potentially dilutive instruments.

14.  CASH FLOWS

(a)  CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                        Three Months             Nine Months
                                                                    Ended September 30       Ended September 30
(Cdn$ millions)                                                        2006        2005         2006        2005
-----------------------------------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment                    244         256          770         748
Stock-Based Compensation                                                (59)        227           50         390
Provision for Future Income Taxes (Note 19)                              13         (71)         297        (141)
Change in Fair Value of Crude Oil Put Options                             5           1            6         184
Non-Cash Items included in Discontinued Operations                        -        (381)           -        (325)
Gain on Dilution of Interest in Chemicals Business                        -        (193)           -        (193)
Net Income Attributable to Non-Controlling Interests                      3           5           12          5
Other                                                                    (1)         14           33          (2)
                                                                   ----------------------------------------------
Total                                                                   205        (142)       1,168         666
                                                                   ==============================================
(b)      CHANGES IN NON-CASH WORKING CAPITAL

                                                                        Three Months             Nine Months
                                                                    Ended September 30       Ended September 30
(Cdn$ millions)                                                        2006        2005         2006        2005
-----------------------------------------------------------------------------------------------------------------
   Accounts Receivable                                                 (280)       (639)         557        (817)
   Inventories and Supplies                                              11          35         (247)       (174)
   Other Current Assets                                                 (50)        (26)         (29)        (15)
   Accounts Payable and Accrued Liabilities                             603         783         (240)      1,067
   Accrued Interest Payable                                             (16)        (18)         (18)          5
                                                                   ----------------------------------------------
Total                                                                   268         135           23          66
                                                                   ==============================================

Relating to:
   Operating Activities                                                 212         216          (92)        120
   Investing Activities                                                  56         (81)         115         (54)
                                                                   ----------------------------------------------
Total                                                                   268          135          23          66
                                                                   ==============================================
(c)  OTHER CASH FLOW INFORMATION

                                                                        Three Months             Nine Months
                                                                    Ended September 30       Ended September 30
(Cdn$ millions)                                                        2006        2005         2006        2005
-----------------------------------------------------------------------------------------------------------------
Interest Paid                                                            87          80          217         190
Income Taxes Paid                                                       109          96          317         248
                                                                   ----------------------------------------------

15.  MARKETING AND OTHER

                                                                       Three Months              Nine Months
                                                                    Ended September 30       Ended September 30
(Cdn$ millions)                                                        2006        2005         2006        2005
---------------------------------------------------------------------------------------- ------------------------
Marketing Revenue, Net                                                  229          25          959         467
Change in Fair Value of Crude Oil Put Options                            (5)         (1)          (6)       (184)
Interest                                                                  8           4           27          22
Foreign Exchange Gains (Losses)                                          (1)        (27)         (49)          1
Business Interruption Insurance Proceeds                                 50           -          124           -
Other                                                                     6          19           34          23
                                                                   ----------------------------------------------
Total                                                                   287          20        1,089         329
                                                                   ===================== ========================

16.  DISCONTINUED OPERATIONS

In the third quarter of 2005, we sold certain Canadian conventional oil and gas properties in southeast Saskatchewan, northwest Saskatchewan, northeast British Columbia and the Alberta foothills. The results of operations of these properties have been presented as discontinued operations. The sales closed in the third quarter of 2005 with net proceeds of $900 million after closing adjustments, and we realized gains of $225 million. These gains are net of losses attributable to pipeline contracts and fixed price gas sales contracts associated with these properties that we have retained, but no longer use in connection with our oil and gas business.

                                                                        Three Months              Nine Months
                                                                     Ended September 30       Ended September 30
(Cdn$ millions, except per share amounts)                             2006         2005         2006        2005
-----------------------------------------------------------------------------------------------------------------
Revenues and Other Income
    Net Sales                                                            -           27            -         154
    Gain on Disposition of Assets                                        -          225            -         225
                                                                -------------------------------------------------
                                                                         -          252            -         379
Expenses
    Operating                                                            -            4            -          27
    Depreciation, Depletion, Amortization and Impairment                 -            -            -          28
    Exploration Expense                                                  -            -            -           1
                                                                -------------------------------------------------
Income before Income Taxes                                               -          248            -         323
    Provision for Future Income Taxes                                    -         (156)           -        (129)
                                                                -------------------------------------------------
Net Income from Discontinued Operations                                  -          404            -         452
                                                                =================================================

Earnings Per Common Share ($/share)
   Basic (Note 13)                                                       -         1.55            -        1.74
                                                                =================================================
   Diluted (Note 13)                                                     -         1.51            -        1.70
                                                                =================================================

17.  COMMITMENTS, CONTINGENCIES AND GUARANTEES

As described in Note 15 to the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K and described below, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

In June 2003, a subsidiary of Occidental Petroleum Corporation (Occidental) initiated an arbitration against us at the International Court of Arbitration of the International Chamber of Commerce (ICC Court) regarding an Area of Mutual Interest agreement relating to certain portions of Block 51 in the Republic of Yemen. In April 2006, the ICC Court released its tribunal's partial award that held we were obliged to offer Occidental the right to acquire 50% of our interest in those areas and that we breached that obligation. The result of this award is that Occidental is entitled to monetary damages. The ICC tribunal did not determine the amount of damages due to Occidental in this partial award. These damages will be determined at the conclusion of the second and final phase of the arbitration which will likely occur in late 2007. Based on ongoing analysis and discussions with Occidental, we have accrued other expenses of $134 million with respect to this arbitration. The amount ultimately paid may differ from this accrual.

18.  PENSION AND OTHER POST RETIREMENT BENEFITS

(a)  NET PENSION EXPENSE RECOGNIZED UNDER OUR DEFINED BENEFIT PENSION PLANS

                                                                       Three Months              Nine Months
                                                                    Ended September 30       Ended September 30
(Cdn$ millions)                                                       2006         2005         2006        2005
-----------------------------------------------------------------------------------------------------------------
Nexen
    Cost of Benefits Earned by Employees                                 4            4           12          10
    Interest Cost on Benefits Earned                                     3            3            9          10
    Expected Return on Plan Assets                                      (3)          (3)          (9)         (8)
    Net Amortization and Deferral                                        1            -            3           1
                                                                  -----------------------------------------------
    Net Pension Expense                                                  5            4           15          13
                                                                  -----------------------------------------------

Canexus
    Cost of Benefits Earned by Employees                                 1            -            3           -
    Interest Cost on Benefits Earned                                     1            -            3           -
    Expected Return on Plan Assets                                      (1)           -           (3)          -
    Net Amortization and Deferral                                        -            -            -           -
                                                                  -----------------------------------------------
    Net Pension Expense                                                  1            -            3           -
                                                                  -----------------------------------------------

Syncrude
    Cost of Benefits Earned by Employees                                 1            1            3           3
    Interest Cost on Benefits Earned                                     1            1            3           4
    Expected Return on Plan Assets                                      (1)          (1)          (3)         (3)
    Net Amortization and Deferral                                        1            -            3           -
                                                                  -----------------------------------------------
    Net Pension Expense                                                  2            1            6           4
                                                                  -----------------------------------------------
Total                                                                    8            5           24          17
                                                                  ===============================================

(b)  EMPLOYER FUNDING CONTRIBUTIONS

Our expected total funding contributions for 2006 disclosed in Note 16 to the Audited Consolidated Financial Statements in our 2005 Annual Report on Form 10-K have not changed for the Nexen and Canexus defined benefit pension plans and our share of Syncrude's defined benefit pension plan.

19.  PROVISION FOR FUTURE INCOME TAXES

During the first quarter of 2006, we recorded a future income tax expense of $277 million related to an increase in the supplemental tax rate on oil and gas activities in the United Kingdom. Legislation was introduced to the United Kingdom parliament during the first quarter to increase the supplemental tax rate from 10% to 20%, effective January 1, 2006.

20.  OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 20 to the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K.

THREE MONTHS ENDED SEPTEMBER 30, 2006

                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other    Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                       337      118    154       104        41         12         130         101         -       997
 Marketing and Other               2        1     51 (3)     2         -        229           -           -        2 (4)   287
                              --------------------------------------------------------------------------------------------------
                                 339      119    205       106        41        241         130         101         2    1,284
 Less: Expenses
  Operating                       36       35     27        21         2          6          42          60         -      229
  Depreciation, Depletion,
    Amortization and
     Impairment                   80       40     51        43         3          2           8          10         7      244
  Transportation and Other         1       11      -         -         -        173           3          11       134 (6)  333
  General and Administrative (5)  (3)       6      1         -         7         18           -           7        24       60
  Exploration                      1        4     63         5         9 (7)      -           -           -         -       82
  Interest                         -        -      -         -         -          -           -           3        12       15
                              --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         224       23     63        37        20         42          77          10      (175)      321
                              ===========================================================================================
 Less: Provision for Income
  Taxes (8)                                                                                                                 125
 Less: Non-Controlling
  Interests                                                                                                                   3
                                                                                                                         ------
 Net Income                                                                                                                 193
                                                                                                                         ======

 Identifiable Assets             539    3,601  1,539     5,029       185      3,030 (9)   1,199         461       312    15,895
                              ==================================================================================================

 Capital Expenditures
  Development and Other           35      362    131       131         7          9          17           4        13       709
  Exploration                     13       89     43        10         6          -           -           -         -       161
  Proved Property Acquisitions     -        9      -         -         -          -           -           -         -         9
                              --------------------------------------------------------------------------------------------------
                                  48      460    174       141        13          9          17           4        13       879
                              ==================================================================================================

 Property, Plant and Equipment
  Cost                         2,282    4,825  2,646     4,292       210        219       1,306         836       276    16,892
  Less: Accumulated DD&A       2,003    1,403  1,243       358        73         44         179         483       144     5,930
                              --------------------------------------------------------------------------------------------------
 Net Book Value                  279    3,422  1,403     3,934       137        175       1,127         353       132    10,962
                              ==================================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting  purposes.  Property,  plant and equipment at September 30,
     2006 include mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Colombia.
(3)  Includes $50 million of business interruption insurance proceeds related to production losses caused by Gulf of Mexico hurricanes in 2005.
(4)  Includes interest income of $8 million,  foreign exchange losses of $1 million and decrease in the fair value of crude oil put options of $5 million.
(5)  Includes stock-based compensation expense recovery of $14 million.
(6)  Includes $134 million accrual with respect to the Block 51 arbitration (see Note 17).
(7)  Includes exploration activities primarily in Nigeria and Colombia.
(8)  Includes Yemen cash taxes of $76 million.
(9)  Approximately 85% of Marketing's identifiable assets are accounts receivable and inventories.

NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other    Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                     1,029      351    496       372       108         26         328         306         -     3,016
 Marketing and Other               6        7     51 (3)    81 (4)     1        959           -          12       (28) (5)1,089
                              --------------------------------------------------------------------------------------------------
                               1,035      358    547       453       109        985         328         318       (28)    4,105
 Less: Expenses
  Operating                      110      103     79        63         5         18         139         185         -       702
  Depreciation, Depletion,
    Amortization and
     Impairment                  248      115    155       168         8          6          19          30        21       770
  Transportation and Other         4       22      -         -         -        591          14          31       134 (6)   796
  General and Administrative (7)  11       56     46         6        32         93           -          20       121       385
  Exploration                      1       18    140        33        39 (8)      -           -           -         -       231
  Interest                         -        -      -         -         -          -           -           8        27        35
                              --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         661       44    127       183        25        277         156          44      (331)    1,186
                              ===========================================================================================
 Less: Provision for Income
  Taxes  (9), (10)                                                                                                          654
 Less: Non-Controlling
  Interests                                                                                                                  12
                                                                                                                         ------
 Net Income                                                                                                                 520
                                                                                                                         ======

 Identifiable Assets             539    3,601  1,539     5,029       185      3,030 (11)  1,199         461       312    15,895
                              ==================================================================================================

 Capital Expenditures
  Development and Other          110      996    275       410        20         44          74          14        30     1,973
  Exploration                     28      206    155        35        21          -           -           -         -       445
  Proved Property Acquisitions     -       11      -         1         -          -           -           -         -        12
                              --------------------------------------------------------------------------------------------------
                                 138    1,213    430       446        41         44          74          14        30     2,430
                              ==================================================================================================

 Property, Plant and Equipment
  Cost                         2,282    4,825  2,646     4,292       210        219       1,306         836       276    16,892
  Less: Accumulated DD&A       2,003    1,403  1,243       358        73         44         179         483       144     5,930
                              --------------------------------------------------------------------------------------------------
 Net Book Value                  279    3,422  1,403     3,934       137        175       1,127         353       132    10,962
                              ==================================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting  purposes.  Property,  plant and equipment at September 30,
     2006 include mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Colombia.
(3)  Includes $50 million of business interruption insurance proceeds related to production losses caused by Gulf of Mexico hurricanes in 2005.
(4)  Includes $74 million of business interruption insurance proceeds for generator failures in 2005.
(5)  Includes  interest  income of $27 million,  foreign  exchange  losses of $49 million and decrease in the fair value of crude oil put options of $6 million.
(6)  Includes $134 million accrual with respect to the Block 51 arbitration (see Note 17).
(7)  Includes stock-based compensation expense of $139 million.
(8)  Includes exploration activities primarily in Nigeria and Colombia.
(9)  Includes Yemen cash taxes of $224 million.
(10) Includes future income tax expense of $277 million related to an increase in the  supplemental tax rate on oil and gas activities in the United Kingdom (see Note 19).
(11) Approximately 85% of Marketing's identifiable assets are accounts receivable and inventories.

THREE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other    Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                       417      136    212        69        29          6         124         101         -     1,094
 Marketing and Other               3        -      -         1         -         25           -          15       (24) (3)   20
 Gain on Dilution of Interest
   in Chemicals Business           -        -      -         -         -          -           -         193          -      193
                              --------------------------------------------------------------------------------------------------
                                 420      136    212        70        29         31         124         309       (24)    1,307
 Less: Expenses
  Operating                       36       29     25        23         1          8          37          62         -       221
  Depreciation, Depletion,
    Amortization and
     Impairment                  107       35     57        33         2          3           4           9         6       256
  Transportation and Other         2        6      -         -         -        143           5          10        31       197
  General and Administrative (4)   1       39     34         -        70         39           -          12       147       342
  Exploration                      2        4     10         3        13 (5)      -           -           -         -        32
  Interest                         -        -      -         -         -          -           -           1        18        19
                              --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         272       23     86        11       (57)      (162)         78         215      (226)      240
                              ==========================================================================================
 Less: Provision for Income
  Taxes  (6)                                                                                                                 24
 Less: Non Controlling
 Interests                                                                                                                    5
 Add:  Net Income from
  Discontinued Operations                                                                                                   404
                                                                                                                         ------
 Net Income                                                                                                                 615
                                                                                                                         ======

 Identifiable Assets             670    2,103  1,362     4,684       239      3,123 (7)   1,067         491        256   13,995
                              ==================================================================================================

 Capital Expenditures
  Development and Other           53      221     28       131         3          1          55           5         3       500
  Exploration                     11       26     46        35        15          -           -           -         -       133
  Proved Property Acquisitions     -       15      -         -         -          -           -           -         -        15
                              --------------------------------------------------------------------------------------------------
                                  64      262     74       166        18          1          55           5         3       648
                              ==================================================================================================

 Property, Plant and Equipment
  Cost                         2,174    3,254  2,308     3,838       252        168       1,179         821       232    14,226
  Less: Accumulated DD&A       1,737    1,279  1,106       120       116         69         168         447       116     5,158
                              --------------------------------------------------------------------------------------------------
 Net Book Value                  437    1,975  1,202     3,718       136         99       1,011         374       116     9,068
                              ==================================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting  purposes.  Property,  plant and equipment at September 30,
     2005 include mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Nigeria and Colombia.
(3)  Includes  interest income of $4 million,  foreign  exchange  losses of $27 million,  and decrease in the fair value of crude oil put options of $1 million.
(4)  Includes stock based compensation expense of $260 million.
(5)  Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(6)  Includes Yemen cash taxes of $93 million.
(7)  Approximately 80% of marketing's identifiable assets are accounts receivable and inventories.

NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other    Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                     1,025      316    593       242        78         16         292         297         -     2,859
 Marketing and Other               6        2      -         1         4        467           -          16       (167) (3) 329
 Gain on Dilution of Interest
 in Chemicals Business             -        -      -         -         -          -           -         193          -      193
                              --------------------------------------------------------------------------------------------------
                               1,031      318    593       243        82        483         292         506      (167)    3,381
 Less: Expenses
  Operating                      109       85     69        76         7         20         110         174         -       650
  Depreciation, Depletion,
    Amortization and
     Impairment                  256      105    182       115        11          8          13          42 (4)    16       748
  Transportation and Other         4       17      -         -         -        461          13          30        44       569
  General and Administrative(5)    3       93     71         -       117         72           -          39       252       647
  Exploration                      5       15     83        18        43 (6)      -           -           -         -       164
  Interest                         -        -      -         -         -          -           -           1        83        84
                              --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         654        3    188        34       (96)       (78)        156         220      (562)      519
                              ===========================================================================================
 Less: Provision for Income
  Taxes (7)                                                                                                                 114
 Less: Non Controlling
 Interest                                                                                                                     5
 Add: Net Income from
  Discontinued Operations                                                                                                   452
                                                                                                                         ------
 Net Income                                                                                                                 852
                                                                                                                         ======

 Identifiable Assets             670    2,103  1,362     4,684       239      3,123 (8)   1,067         491       256    13,995
                              ==================================================================================================

 Capital Expenditures
  Development and Other          184      651     95       423        10         14         149           9        10     1,545
  Exploration                     27       53    178        51        48          -           -           -         -       357
  Proved Property Acquisitions     -       17      3         1         -          -           -           -         -        21
                              --------------------------------------------------------------------------------------------------
                                 211      721    276       475        58         14         149           9        10     1,923
                              ==================================================================================================

 Property, Plant and Equipment
  Cost                         2,174    3,254  2,308     3,838       252        168       1,179         821       232    14,226
  Less: Accumulated DD&A       1,737    1,279  1,106       120       116         69         168         447       116     5,158
                              --------------------------------------------------------------------------------------------------
 Net Book Value                  437    1,975  1,202     3,718       136         99       1,011         374       116     9,068
                              ==================================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting  purposes.  Property,  plant and equipment at September 30,
     2005 include mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Nigeria and Colombia.
(3)  Includes interest income of $22 million, foreign exchange gains of $1 million, decrease in the fair value of crude oil put options of $184 million and decrease in the fair value of foreign currency options of $6 million.
(4)  Includes impairment charge of $12 million related to the closure of our sodium chlorate plant in Amherstburg, Ontario.
(5)  Includes stock-based compensation expense of $450 million.
(6)  Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(7)  Includes Yemen cash taxes of $222 million.
(8)  Approximately 80% of marketing's identifiable assets are accounts receivable and inventories.

21.  DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES

The Unaudited Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. The US GAAP Unaudited Consolidated Statement of Income and Balance Sheet and summaries of differences from Canadian GAAP are as follows:

(a)  UNAUDITED CONSOLIDATED STATEMENT OF INCOME - US GAAP
     FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                              Three Months              Nine Months
                                                                           Ended September 30        Ended September 30
(Cdn$ millions, except per share amounts)                                  2006          2005         2006         2005
------------------------------------------------------------------------------------------------------------------------
REVENUES AND OTHER INCOME
    Net Sales                                                               997        1,094         3,016        2,859
    Marketing and Other (ii)                                                298           12         1,111          321
    Gain on Dilution of Interest in Chemicals Business                        -          193             -          193
                                                                      --------------------------------------------------
                                                                          1,295        1,299         4,127        3,373
                                                                      --------------------------------------------------
EXPENSES
    Operating (iv)                                                          231          222           708          655
    Depreciation, Depletion, Amortization and Impairment (i)                244          265           770          777
    Transportation and Other                                                333          197           796          569
    General and Administrative (viii)                                        69          342           412          647
    Exploration                                                              82           32           231          164
    Interest                                                                 15           19            35           84
                                                                      --------------------------------------------------
                                                                            974        1,077         2,952        2,896
                                                                      --------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                       321          222         1,175          477
                                                                      --------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                 112           95           357          255
    Deferred (ii); (iv); (viii); (ix)                                       290          (74)          294         (145)
                                                                      --------------------------------------------------
                                                                            402           21           651          110
                                                                      --------------------------------------------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CONTROLLING
INTERESTS                                                                   (81)         201           524          367
    Net Income Attributable to Non-Controlling Interests                      3            5            12            5
                                                                      --------------------------------------------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                                (84)         196           512          362
    Net Income from Discontinued Operations                                   -          404             -          452
                                                                      --------------------------------------------------

NET INCOME (LOSS) - US GAAP (1)                                             (84)         600           512          814
                                                                      ==================================================
EARNINGS (LOSS) PER COMMON SHARE ($/share)
    Basic (Note 13)
      Net Income (Loss) from Continuing Operations                        (0.33)        0.75          1.95         1.39
      Net Income from Discontinued Operations                                 -         1.55             -         1.74
                                                                      --------------------------------------------------
                                                                          (0.33)        2.30          1.95         3.13
                                                                      ==================================================
    Diluted (Note 13)
      Net Income (Loss) from Continuing Operations                        (0.33)        0.74          1.91         1.36
      Net Income from Discontinued Operations                                 -         1.51             -         1.70
                                                                      --------------------------------------------------
                                                                          (0.33)        2.25          1.91         3.06
                                                                      ==================================================

Note:
(1) RECONCILIATION OF CANADIAN AND US GAAP NET INCOME

                                                                                Three Months             Nine Months
                                                                                    Ended                   Ended
                                                                                September 30             September 30
(Cdn$ millions)                                                               2006        2005         2006       2005
-----------------------------------------------------------------------------------------------------------------------
      Net Income - Canadian GAAP                                               193         615          520        852
      Impact of US Principles, Net of Income Taxes:
        Depreciation, Depletion, Amortization and Impairment (i)                 -          (9)           -        (29)
        Ineffective Portion of Cash Flow Hedges (ii)                             7          (5)          14         (5)
        Liability-Based Stock Compensation Plans (viii)                         (6)          -          (18)         -
        Deferred Income Taxes (ix)                                            (277)          -            -          -
        Other (iv)                                                              (1)         (1)          (4)        (4)
                                                                       ------------------------------------------------
      Net Income (Loss) - US GAAP                                              (84)        600          512        814
                                                                       ================================================

(b)   UNAUDITED CONSOLIDATED BALANCE SHEET - US GAAP

                                                                              September 30     December 31
(Cdn$ millions, except share amounts)                                                 2006            2005
-----------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                        31                48
      Restricted Cash and Margin Deposits                                             110                70
      Accounts Receivable (ii)                                                      2,752             3,151
      Inventories and Supplies                                                        736               504
      Deferred Income Tax Assets                                                      512                 -
      Other                                                                            79                51
                                                                            --------------------------------
        Total Current Assets                                                        4,220             3,824
                                                                            --------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $6,323 (December 31, 2005 - $5,861) (iv); (vii)             10,912             9,550
    DEFERRED INCOME TAX ASSETS (ix)                                                   157               410
    DEFERRED CHARGES AND OTHER ASSETS (v); (vi)                                       236               345
    GOODWILL                                                                          363               364
                                                                            --------------------------------
                                                                                   15,888            14,493
                                                                            ================================

LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short Term Borrowings                                                           117                 -
      Accounts Payable and Accrued Liabilities (ii); (viii)                         3,559             3,745
      Accrued Interest Payable                                                         37                55
      Dividends Payable                                                                13                13
                                                                            --------------------------------
        Total Current Liabilities                                                   3,726             3,813
                                                                            --------------------------------

    LONG-TERM DEBT (v)                                                              4,020             3,630
    DEFERRED INCOME TAX LIABILITIES (i) - (ix)                                      2,438             1,906
    ASSET RETIREMENT OBLIGATIONS                                                      644               590
    DEFERRED CREDITS AND LIABILITIES (vi)                                             473               505
    NON-CONTROLLING INTERESTS                                                          80                88
    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:   Unlimited
        Outstanding:  2006   - 262,306,663 shares
                      2005   - 261,140,571 shares                                     809               732
      Contributed Surplus                                                               3                 2
      Retained Earnings (ii); (iv); (viii); (ix)                                     3,891            3,418
      Accumulated Other Comprehensive Income (AOCI) (ii); (iii); (vi)                 (196)            (191)
                                                                            --------------------------------
          Total Shareholders' Equity                                                4,507             3,961
                                                                            --------------------------------
    COMMITMENTS, CONTINGENCIES AND GUARANTEES
                                                                                   15,888            14,493
                                                                            ================================

(c) UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME - US GAAP FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                    Three Months               Nine Months
                                                                Ended September 30        Ended September 30
(Cdn$ millions)                                                    2006       2005            2006       2005
--------------------------------------------------------------------------------------------------------------
Net Income (Loss) - US GAAP                                         (84)       600             512        814
Other Comprehensive Income, Net of Income Taxes:
    Translation Adjustment (iii)                                     (6)      (101)            (71)       (78)
    Unrealized Mark-to-Market Gains (Losses) (ii)                    46        (71)             66        (78)
                                                            --------------------------------------------------
Comprehensive Income (Loss)                                         (44)       428             507        658
                                                            ==================================================

(d)  UNAUDITED CONSOLIDATED STATEMENT OF ACCUMULATED OTHER COMPREHENSIVE
     INCOME - US GAAP

                                                                                   September 30    December 31
(Cdn$ millions)                                                                            2006           2005
---------------------------------------------------------------------------------------------------------------
Translation Adjustment (iii)                                                              (232)           (161)
Unrealized Mark-to-Market Gains (Losses) - Cash Flow Hedges (ii)                            50             (16)
Minimum Pension Liability Adjustment (vi)                                                  (14)            (14)
                                                                                -------------------------------
Accumulated Other Comprehensive Income (AOCI)                                             (196)           (191)
                                                                                ===============================

NOTES:
i. Under US GAAP, the liability method of accounting for income taxes was adopted in 1993. In Canada, the liability method was adopted in 2000. In 1997, we acquired certain oil and gas assets and the amount paid for these assets differed from the tax basis acquired. Under US principles, this difference was recorded as a deferred tax liability with an increase to property, plant and equipment rather than a charge to retained earnings. As a result, additional depreciation, depletion, amortization and impairment expense of $10 million and $20 million was included in net income for the three and nine months ended September 30, 2005 respectively. The difference was fully amortized during 2005.

ii. Under US GAAP, all derivative instruments are recognized on the balance sheet as either an asset or a liability measured at fair value. Changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met.

       CASH FLOW HEDGES
       Changes in the fair value of derivatives that are designated as cash flow hedges are recognized in earnings in the same period as the hedged item. Any fair value change in a derivative before that period is recognized on the balance sheet. The effective portion of that change is recognized in other comprehensive income with any ineffectiveness recognized in net income during the period of change.

       FUTURE SALE OF GAS INVENTORY: At December 31, 2005, losses of $35 million were included in accounts payable with respect to futures contracts and swaps we used to hedge commodity price risk on the future sale of our gas inventory as described in Note 11. Losses of $24 million ($16 million, net of income taxes) related to the effective portion were deferred in AOCI until the underlying gas inventory was sold. These losses were reclassified to marketing and other when the contracts were settled in the first quarter of 2006. The ineffective portion of the losses of $11 million ($7 million, net of income taxes) was recognized in net income during 2005.

       At September 30, 2006, gains of $85 million were included in accounts receivable with respect to futures contracts and swaps we used to hedge commodity price risk on the future sale of our gas inventory as described in Note 11. Gains of $74 million ($50 million, net of income taxes) related to the effective portion have been deferred in AOCI until the underlying gas inventory is sold. These gains will be reclassified to marketing and other as the contracts settle over the next 12 months. The ineffective portion of the gains of $11 million ($7 million, net of income taxes) was recognized in net income during the quarter.

       FAIR VALUE HEDGES
       Both the derivative instrument and the underlying commitment are recognized on the balance sheet at their fair value. The change in fair value of both is reflected in earnings. At September 30, 2006 and at December 31, 2005, we had no fair value hedges in place.

iii. Under US GAAP, exchange gains and losses arising from the translation of our net investment in self-sustaining foreign operations are included in comprehensive income. Additionally, exchange gains and losses, net of income taxes, from the translation of our US-dollar long-term debt designated as a hedge of our foreign net investment are included in comprehensive income. Cumulative amounts are included in AOCI in the Unaudited Consolidated Balance Sheet - US GAAP.

iv. Under Canadian GAAP, we defer certain development costs and all pre-operating revenues and costs to property, plant and equipment. Under US principles, these costs have been included in operating expenses. As a result:

       o operating expenses include pre-operating costs of $2 million and $6 million for the three and nine months ended September 30, 2006, respectively ($1 million and $4 million, respectively, net of income taxes) (2005 - $1 million and $5 million, respectively ($1 million and $4 million, respectively, net of income taxes)); and

       o property, plant and equipment is lower under US GAAP by $31 million (December 31, 2005 - $25 million).

v. Under US GAAP, discounts on long-term debt are classified as a reduction of long-term debt rather than as deferred charges and other assets. Discounts of $55 million (December 31, 2005 - $57 million) were re-classed and included in long-term debt.

vi. Under US GAAP, the amount by which our accrued pension cost is less than the unfunded accumulated benefit obligation is included in AOCI and accrued pension liabilities. As a result, deferred credits and other liabilities are higher by $26 million (December 31, 2005 - $26 million), deferred charges and other assets are higher by $4 million (December 31, 2005 - $4 million) and $22 million ($14 million, net of income taxes) was included in AOCI (December 31, 2005 - $22 million ($14 million, net of income taxes)).

vii. On January 1, 2003, we adopted FASB Statement 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (FAS 143) for US GAAP reporting purposes. We adopted the equivalent Canadian standard for asset retirement obligations on January 1, 2004. These standards are consistent except for the adoption date which resulted in our property, plant and equipment under US GAAP being lower by $19 million.

viii. Under Canadian principles, we record obligations for liability-based stock compensation plans using the intrinsic-value method of accounting. Under US principles, obligations for liability-based stock compensation plans are recorded using the fair-value method of accounting. As a result, general and administrative expense is higher under US GAAP by $9 million and $27 million for the three and nine months ended September 30, 2006, respectively ($6 million and $18 million, respectively, net of income taxes) and accounts payable and accrued liabilities is higher under US GAAP by $27 million as at September 30, 2006.

ix. Under US GAAP, enacted tax rates are used to calculate deferred income taxes, whereas under Canadian GAAP, substantively enacted rates are used. During the first quarter of 2006, the UK government substantively enacted increases to the supplementary tax on oil and gas activities from 10% to 20%, effective January 1, 2006. This created a $277 million future income tax expense during the first quarter of 2006 under Canadian GAAP. During the third quarter, the UK government enacted the revised tax rates and we recognized the $277 million deferred income tax expense during the three months ended September 30, 2006 in our US GAAP net income.


(e)  STOCK-BASED COMPENSATION

CHANGE IN ACCOUNTING POLICY - US GAAP

On January 1, 2006, we adopted FASB Statement 123 (revised), SHARE-BASED PAYMENT (Statement 123(R)) using the modified-prospective approach and graded-vesting amortization. Under Statement 123(R) our tandem options and stock appreciation rights are considered liability-based stock compensation plans. Under the modified-prospective approach, no amounts are restated in prior periods. Upon adoption of Statement 123(R), we recorded a cumulative effect of a change in accounting principle of $2 million. This amount was recorded in general and administrative expenses during the first quarter of 2006 in our US GAAP Unaudited Consolidated Statement of Income.

Prior to the adoption of Statement 123(R), we accounted for our liability-based stock compensation plans in accordance with FASB Interpretation 28, ACCOUNTING FOR STOCK APPRECIATION RIGHTS AND OTHER VARIABLE STOCK OPTION OR AWARD PLANS (the intrinsic-value method). Accordingly, obligations were accrued on a graded-vesting basis and represented the difference between the market value of our common shares and the exercise price of underlying options and rights. Under Statement 123(R), obligations for liability-based stock compensation plans are measured at their fair value, and are re-measured at fair value in each subsequent reporting period.

Consistent with Statement 123(R), we account for any stock options that do not include a cash feature (equity-based stock compensation plans), using the fair-value method.

The impact of adopting Statement 123(R) on our results for the three months ended September 30, 2006 is as follows:

                                                                        Prior to adoption    After adoption    Increase /
(Cdn$ millions, except per share amounts)                                 of FAS 123(R)       of FAS 123(R)    (Decrease)
--------------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations before Income Taxes - US GAAP                  330                 321              (9)
Net Loss- US GAAP                                                                (78)                (84)             (6)
Basic Loss per Common Share - US GAAP ($/share)                                (0.30)              (0.33)          (0.03)
Diluted Loss per Common Share - US GAAP ($/share)                              (0.30)              (0.33)          (0.03)
                                                                        --------------------------------------------------

The impact of adopting Statement 123(R) on our results for the nine months ended September 30, 2006 is as follows:

                                                                        Prior to adoption    After adoption    Increase /
(Cdn$ millions, except per share amounts)                                 of FAS 123(R)       of FAS 123(R)    (Decrease)
--------------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations before Income Taxes - US GAAP                1,202               1,175             (27)
Net Income - US GAAP                                                             530                 512             (18)
Basic Earnings per Common Share - US GAAP ($/share)                             2.02                1.95           (0.07)
Diluted Earnings per Common Share - US GAAP ($/share)                           1.97                1.91           (0.06)
                                                                        --------------------------------------------------

We recognize stock-based compensation expense for our retired and retirement-eligible employees over an accelerated vesting period in accordance with the provisions of Statement 123(R) for stock-based awards granted to employees after December 31, 2005. For stock-based awards granted prior to the adoption of Statement 123(R), stock-based compensation expense for our retired and retirement-eligible employees is recognized over a graded vesting period. If we applied the accelerated vesting provisions of Statement 123(R) to stock-based awards granted to our retired and retirement-eligible employees prior to the adoption of Statement 123(R), our stock-based compensation expense would decrease by $9 million for the three months ended September 30, 2006 (2005 - increase by $6 million) and decrease by $5 million for the nine months ended September 30, 2006 (2005 - increase by $11 million).

NEW ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement 155, ACCOUNTING FOR CERTAIN HYBRID INSTRUMENTS, which amends Statement 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and Statement 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. Statement 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from its host contract in accordance with Statement 133. Statement 155 also clarifies and amends certain other provisions of Statement 133 and Statement 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In July 2006, FASB issued FIN 48 ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES with respect to FAS 109 ACCOUNTING FOR INCOME TAXES regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. This interpretation is effective for fiscal years beginning after December 15, 2006. We have not yet determined the impact this interpretation will have on our results from operations or financial position.

In September 2006, FASB issued Statement 157, FAIR VALUE MEASUREMENTS. Statement 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In September 2006, FASB issued Statement 158, EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS, AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R). Statement 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan on the balance sheet as an asset or liability and to recognize changes in the funded status through comprehensive income. This statement also requires measurement of the funded status of a plan as of the balance sheet date. The recognition and disclosures under Statement 158 are required for fiscal years ending after December 15, 2006 while the new measurement date is effective for fiscal years ending after December 15, 2008. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.